AllianceBernstein Global Research Growth Fund, Inc.					Exhibit 77C


811-21064

77C - Matters submitted to a vote of security holders
====================================
RESULTS OF SHAREHOLDERS MEETING
(unaudited)

A Special Meeting of the AllianceBernstein Global Research Growth
Fund (the "Fund") was held on November 15, 2005 and adjourned until December 6, 2005, December 19, 2005, December 21, 2005 and
December 22, 2005. At the November 15, 2005 Meeting, with respect to the first item of business, the election of Trustees, the required number of outstanding shares were voted in favor of the proposal, and the proposal was approved. At the December 6, 2005 Meeting, with respect to the third item of business, the amendment, elimination, or reclassification as non-fundamental of the fundamental investment restrictions, and the fourth item of business, the reclassification of the Fund's fundamental investment objective as non-fundamental with changes to the Fund's investment objectives, the required number of outstanding shares voted in favor of each proposal, and each proposal was approved. A description of each proposal and number of shares voted at the Meetings are as follows (the proposal numbers shown below correspond to the proposal numbers in the Fund's proxy statement):


Voted For
Withheld Authority
1. The election of
the Trustees, each
such Trustee to
serve a term of an
indefinite duration
and until his or
her successor is
duly elected and
qualifies.






















Ruth Block
3,711,165
19,724
David H. Dievler
3,709,983
20,905
John H. Dobkin
3,710,060
20,829
Michael J. Downey
3,711,165
19,724
William H. Foulk, Jr.
3,705,569
25,319
D. James Guzy
3,708,879
22,009
Marc O. Mayer
3,711,165
19,724
Marshall C. Turner, Jr.
3,714,474
16,415





Voted For

Voted Against

Abstained
Broker
Non-Votes





2. Approve the Amendment and
    Restoration Order

3,581,595
42,770
61,203
0
3. The amendment, elimination, or reclassification as non-fundamental, of the fundamental investment restrictions regarding:





3.A.  Diversification

3,604,985
44,638
35,945
45,320
3.B.  Issuing Senior
        Securities
        and Borrowing Money

3,603,053
47,193
35,322
45,320
3.C  Underwriting Securities

3,604,509
45,260
35,798
45,320
3.D.  Concentration of
         Investments

3,604,509
44,638
36,421
45,320
3.E.  Real Estate and
        Companies that Deal
        in Real Estate

3,601,467
48,779
35,322
45,320
3.F.  Commodity Contracts
        and Futures Contracts

3,605,608
44,638
35,322
45,320
3.G.  Loans

3,606,393
43,853
35,322
45,320
3.J.   Other Investment Companies

3,604,985
44,638
35,945
45,320
3.L.  Purchases of Securities on
Margin

3,608,602
41,644
35,322
45,320
3.N.  Pledging,
         Hypothecating,
         Mortgaging, or
         Otherwise Encumbering
         Assets

3,612,744
37,025
35,798
45,320
4.A. The Reclassification of the Fund's Investment Objectives as Non-Fundamental

3,574,823
52,882
57,862
45,320